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                                                                    Exhibit 99.1


     [EDO CORPORATION LOGO]

                                                           FOR IMMEDIATE RELEASE

                                    INVESTOR CONTACT:
60 East 42nd Street, Ste. 5010      Neil Berkman or Melanie Beeler
New York, NY 10165                  Berkman Associates
212-716-2000                        (310) 277-5162
                                    info@BerkmanAssociates.com

                                    COMPANY CONTACT:
                                    William J. Frost
                                    Vice President-Administration
                                    (212) 716-2000
                                    www.edocorp.com

                EDO CORPORATION TO PROVIDE ADDITIONAL INFORMATION
                 REGARDING ITS PREVIOUSLY ANNOUNCED ACQUISITION
                    OF CERTAIN ASSETS OF CONDOR SYSTEMS, INC.

             Conference Call Scheduled for Wednesday, June 26, 2002;
                          WebCast Set For 10:00 AM EDT

         NEW YORK, NY - June 24, 2002 - EDO CORPORATION (NYSE: EDO) announced today that it will host a conference call on June 26, 2002 at 10:00 AM EDT to provide additional information regarding its previously announced acquisition of certain assets of Condor Systems, Inc. During the conference call, the Company may also discuss other matters.

         A simultaneous WebCast of the conference call may be accessed online at http://www.companyboardroom.com or at http://www.edocorp.com. A replay will be available after 12:00 PM EDT at these same Internet addresses. For a telephone replay, dial (800) 633-8284, reservation #20715697, after 12:00 PM EDT.

ABOUT EDO CORPORATION

         EDO Corporation (www.EDOcorp.com) supplies highly engineered products for governments and industry worldwide, including advanced electronic, electromechanical and information systems and engineered materials critical to the mission success of its customers. The Company's Defense Segment provides integrated front-line war fighting systems, including radar countermeasure systems, aircraft weapons storage and release systems, airborne mine countermeasure systems, sonar systems and a full range of professional engineering and information technology services. EDO's Space and Communication Segment addresses the needs of the remote sensing, communication, navigation, and electronic warfare industries with ultra-miniature electronics and a broad line of antennas. The Company's Engineered Materials Segment supplies piezoelectric and advanced composites for the communication, navigation, chemical, petrochemical, paper and oil industries, for civilian infrastructure and military applications.

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